Exhibit 10.8

ALERIS HOLDING COMPANY

2010 EQUITY INCENTIVE PLAN

EFFECTIVE AS OF JUNE 1, 2010

ALERIS HOLDING COMPANY

2010 EQUITY INCENTIVE PLAN

Section 1. General

(a) Establishment. Aleris Holding Company., a Delaware corporation, or any successor thereto, by merger, consolidation or otherwise (the “Company”), has adopted the Plan as set forth in this document in connection with the confirmation of its Chapter 11 Joint Plan of Reorganization of Aleris International, Inc. and its Affiliated Debtors, dated February 5, 2010, as amended, as confirmed by the United States Bankruptcy Court for the District of Delaware (the “Plan of Reorganization”).

(b) Purpose of the Plan. The purpose of this Plan is to attract, retain, incentivize and motivate officers and employees of, consultants to, and non-employee directors providing services to, the Company and its Subsidiaries and Affiliates and to promote the success of the Company’s business by providing such participating individuals with a proprietary interest in the performance of the Company. The Company believes that this incentive program will cause participating officers, employees, consultants and non-employee directors to increase their interest in the welfare of the Company, its Subsidiaries and Affiliates and to align those interests with those of the stockholders of the Company, its Subsidiaries and Affiliates.

Section 2. Definitions

Whenever capitalized in the Plan, the following terms shall have the meanings set forth below.

(a) “Affiliate” shall mean with respect to any entity, any entity that the Company, either directly or indirectly through one or more intermediaries, is in common control with, is controlled by or controls, each within the meaning of the Securities Act.

(b) “Award” shall mean, individually or collectively, the grant of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Other Stock-Based Award under the Plan as evidenced by an Award Agreement relating thereto.

(c) “Award Agreement” shall mean the agreement between the Company and a Participant who has been granted an Award pursuant to this Plan, which defines the rights and obligations of the parties in respect of the Award, as required by Section 6(b) of the Plan.

(d) “Board” shall mean the Board of Directors of the Company, as constituted from time to time.

(e) “Cause” shall mean, except as otherwise set forth in the applicable Award Agreement (and for the purposes set forth in such Agreement), “cause,” “just cause” or any term of like import, as defined in the applicable Employment Agreement and shall be interpreted in accordance with the procedures set forth therein, or, in the absence of such an agreement, that, upon determination by the Company, the Participant: (i) has been negligent in the discharge of his or her duties to the Company, a Subsidiary or any Affiliate, has refused to perform stated or assigned duties or is incompetent or incapable of performing those duties (other than by reason of his or her incapacity due to physical or mental illness or injury); (ii) has been dishonest or committed or engaged in an act of theft, embezzlement or fraud, a breach of confidentiality, an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information with respect to the Company, a Subsidiary or any Affiliate, or the unauthorized removal from the premises of the Company, a Subsidiary or any Affiliate of any document (in any medium or form) relating to the Company, a Subsidiary or any Affiliate, the Initial Investors, or the customers of the Company, a Subsidiary or any Affiliate or has otherwise engaged in conduct which is materially injurious to the Company, a Subsidiary or any Affiliate; (iii) has breached a fiduciary duty or duty of loyalty or violated any other duty, law, rule, regulation or policy of the Company, a Subsidiary or any Affiliate or has been convicted of, or pled not guilty or nolo contendere to, a felony or misdemeanor (other than minor traffic violations or similar offenses); (iv) has breached any of the provisions of any agreement with the Company, a Subsidiary or any Affiliate or (v) has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of the Company, a Subsidiary or any Affiliate, has improperly induced a vendor or customer to break or terminate any contract with the Company, a Subsidiary or any Affiliate or has induced a principal for whom the Company, a Subsidiary or any Affiliate acts as agent to terminate such agency relationship.

(f) “Change of Control” except as otherwise set forth in the applicable Award Agreement (and for the purposes set for in such agreement), shall mean the occurrence of any one of the following events:

(i) the acquisition by any “person” or “group” (as such terms are used in Sections 13(d) of the Exchange Act) other than the Initial Investors and their affiliates (including among such affiliates, for purposes of this definition, for the avoidance of doubt, any entity that the Initial Investors beneficially own more than 50% of the then-outstanding securities entitled to vote generally in the election of directors of such entity) of more than 50% of the then-outstanding securities entitled to vote generally in the election of directors of the Company (“Voting Securities”);

(ii) any merger, consolidation, reorganization, recapitalization, tender or exchange offer or any other transaction with or affecting the Company following which any person or group, other than the Initial Investors and their affiliates, beneficially owns more than 50% of the Voting Securities of the surviving entity;

(iii) the sale, lease, exchange, transfer or other disposition of all, or substantially all, of the assets of the Company and its consolidated Subsidiaries, other than to a successor entity of which the Initial Investors and their affiliates beneficially own 50% or more of the Voting Securities; or

(iv) a change in the composition of the Board over a period of thirty-six (36) months or less, such that a majority of the individuals who constitute the Board as of the beginning of such period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided that any person becoming a Director subsequent to the beginning of such period, whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors, including those directors whose election or nomination for election was previously so approved, shall be deemed to be an Incumbent Director.

Notwithstanding the foregoing, (A) a person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) until the consummation of the transactions contemplated by such agreement, and (B) any holding company whose only material asset is equity interests of the Company or any of its direct or indirect parent companies shall be disregarded for purposes of determining beneficial ownership under clause (ii) above and (C) the term “Change of Control” shall not include (x) a merger or consolidation of the Company with or the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the Company’s assets to, an Affiliate of the Company incorporated or organized solely for the purpose of reincorporating or reorganizing the Company in another jurisdiction and/or for the sole purpose of forming a holding company or (y) the completion of the transactions contemplated by the Plan of Reorganization.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(h) “Committee” shall mean a committee of the Board described in Section 4(a) of the Plan or, if none has been appointed, the Board.

(i) “Common Stock” shall mean the common stock, par value $0.01 per share, of the Company and any stock or other security into which such common stock may be converted or into which it may be exchanged.

(j) “Company” has the meaning ascribed to it in Section 1(a) of the Plan.

(k) “Consultant” shall mean a person who performs bona fide services for the Company or an Affiliate or Subsidiary as a consultant or advisor but who is not an Employee or Director.

(l) “Director” shall mean a member of the Board, or of the board of directors, or body performing similar functions, of an Affiliate or Subsidiary, who is not an Employee.

(m) “Disability” shall mean, except as otherwise set forth in the applicable Award Agreement (and for the purposes set forth in such Agreement), “disability,” “incapacity” or any term of like import, as defined in the applicable Employment Agreement and shall be interpreted in accordance with the procedures set forth therein, or, in the absence of such an agreement, if the Participant shall become eligible to receive a benefit under the Company’s long-term disability plan applicable to such Participant, or, if no such long-term disability plan is applicable to the Participant, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced, as determined by the Committee based upon medical evidence acceptable to it.

(n) “Dividend Equivalent Right” shall mean a right that entitles the holder to receive, for each Restricted Stock Unit that is subject to (or referenced by) an underlying Award,

a distribution equivalent to any dividend distributed in respect of any security underlying such Unit, at the same time that actual holders of such security receive such dividend.

(o) “Effective Date” shall have the meaning ascribed to such term in Section 14(a) of the Plan.

(p) “Employee” shall mean an employee of the Company, a Subsidiary or an Affiliate.

(q) “Employment Agreement” shall mean (unless otherwise defined in an applicable Award Agreement), with respect to a Participant, any employment, consulting or similar agreement between the Company, any Subsidiary or Affiliate, on the one hand, and the Participant, on the other, governing the provision of Services by the Participant to the Company, any Subsidiary or Affiliate.

(r) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(s) “Fair Market Value” shall mean, as of any date, and except as otherwise defined in an applicable Award Agreement, the per Share value determined as follows:

(i) if the Common Stock is listed on a national securities exchange, the closing sale price reported as having occurred on the primary exchange with which the Common Stock is listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported;

(ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or

(iii) if the Committee determines in its sole discretion that the shares of Common Stock are too thinly traded for Fair Market Value to be determined pursuant to clause (i) or (ii) above or if the Common Stock is not listed on a national securities exchange nor quoted in an inter-dealer quotation system on a last sale basis, the fair market value as determined in good faith by the Committee in its reasonable discretion but consistent with the terms of any applicable Award Agreement.

(t) “Governmental Authority” means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

(u) “Initial Investors” shall mean Oaktree Capital Management, L.P., Apollo Management VII, L.P. and their respective affiliates.

(v) “Non-qualified Stock Option” shall mean an Option that does not meet the requirements of an incentive stock option under Section 422 of the Code.

(w) “Option” shall mean an option to purchase Common Stock issued under and subject to the Plan.

(x) “Other Stock-Based Award” shall mean any right granted under Section 10 of the Plan.

(y) “Participant” shall mean any eligible person as set forth in Section 3 of the Plan to whom an Award is granted.

(z) “Person” shall mean any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

(aa) “Plan” shall mean this Aleris Holding Company 2010 Equity Incentive Plan, as it may be amended from time to time.

(bb) “Restricted Period” shall mean, with respect to any Award of Restricted Stock or Restricted Stock Units, the period of time determined by the Committee during which such Award is subject to the restrictions set forth in Section 9 of the Plan and the applicable Award Agreement, as specified in the applicable Restricted Stock Award Agreement or Restricted Stock Unit Award Agreement.

(cc) “Restricted Stock” shall have the meaning described in Section 9(a) of the Plan.

(dd) “Restricted Stock Unit” shall have the meaning described in Section 9(b) of the Plan.

(ee) “Securities Act” shall mean the Securities Act of 1933, as amended.

(ff) “Service” shall mean the Participant’s service as an Employee, Director or Consultant. For any purpose under this Plan, Service shall be deemed to continue while the Participant is on a bona fide leave of absence, if such leave was approved by the Company in writing or if continued crediting of Service for such purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

(gg) “Share” shall mean a share of either Common Stock or such other class or kind of shares or other securities, which results from the application of Section 11(a) of the Plan.

(hh) “Stock” shall mean the Common Stock or such other authorized shares of stock of the Company as the Committee may from time to time authorize for use under the Plan.

(ii) “Stock Appreciation Right” shall have the meaning described in Section 8(a) of the Plan.

(jj) “Stockholders Agreement” shall mean that certain stockholders agreement, dated on or around the Effective Date, by and among the Company and the stockholders named therein, as it may be amended or modified from time to time.

(kk) “Subsidiary” shall mean any corporation (other than the Company), partnership, joint venture, Person or other legal entity of which the Company owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

Section 3. Eligibility

Participants will consist of such Employees, Directors and Consultants as the Committee in its sole discretion designates from time to time to receive an Award under the Plan and who have entered into an Award Agreement and, following the death of any such individual, his or her successors, heirs, executors, administrators and assigns, as the case may be.

Section 4. Administration

(a) Committees. The Plan shall be administered by the Board or, at its election, by one or more Committees consisting of one or more members of the Board who have been appointed by the Board. The Committee shall have such authority and be responsible for such functions as may be delegated to it by the Board, and any reference to the Board in the Plan shall be construed as a reference to the Committee with respect to functions delegated to it by the Board. If no Committee has been appointed, the entire Board shall administer the Plan.

(b) Authority of the Committee. Subject to the provisions of this Plan and of applicable law, the Committee shall have full authority and sole discretion to take all actions it deems necessary or advisable for the administration and operation of the Plan, including, without limitation, the authority and discretion to (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards; (iv) determine the terms and conditions of any Award, including, without limitation, and as applicable, the exercise price, vesting schedules, conditions relating to exercise and termination of the right to exercise; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Stock, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred, either automatically or at the election of the holder thereof or the Committee; (vii) interpret, construe, administer, reconcile any inconsistency, resolve any ambiguity, correct any defect and/or supply any omission in the provisions of the Plan, any Award Agreement or any Award or any instrument or agreement relating to the Plan; (viii) review any decisions or actions made or taken by any Committee in connection with any Award or the operation, administration or interpretation of the Plan; (ix) accelerate vesting or exercisability of, or otherwise waive any requirements or conditions applicable to, any Award; (x) extend the term or any period of exercisability of any Award; (xi) modify the purchase price or exercise price under any Award; and (xii) otherwise amend an Award in whole or in part from time-to-time as the Committee determines, in its sole and absolute discretion, to be necessary or appropriate to conform such Award to, or required to satisfy, any legal requirement (including without limitation the provisions of Section 409A of the Code), which amendment may be made retroactively or prospectively. The Committee shall have full discretionary authority to adopt and amend from time to time such rules and regulations for the administration of the Plan as the Committee may reasonably deem necessary or appropriate and to adopt, amend, suspend or waive such rules, forms, instruments and guidelines, and appoint such agents, as it reasonably deems necessary, desirable or appropriate for the proper administration of the Plan. Unless otherwise expressly provided in the Plan or an applicable Award Agreement, all designations, determinations, interpretations and other actions or decisions of the Committee or, in the absence of any action by the Committee, the Board, shall, if made reasonably and in good faith, be final, conclusive and binding upon all parties, including, without limitation, the Company, any Affiliate, any shareholder, any Participant and their estate and any holder or beneficiary of any Award.

Section 5. Stock Subject to Plan

(a) Basic Limitation. Subject to the following provisions of this Section and Section 11(a) of the Plan, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan is 2,928,810. The maximum aggregate number of Shares that may be issued pursuant to Restricted Stock Units under the Plan is 325,423. Shares may be treasury shares, authorized but unissued shares or shares purchased on the open market or by private purchase, or a combination of the foregoing, in the discretion of the Committee.

(b) Additional Shares. If any outstanding Award or portion thereof expires or is cancelled or otherwise terminated for any reason whatsoever, any Shares covered by such expired, cancelled or terminated Award or portion thereof shall again be available for future Awards under the Plan. If Shares issued under the Plan in connection with the grant of any Award are reacquired by the Company pursuant to any forfeiture provision, right of repurchase, call right, put right, right of first offer or withholding requirements, such Shares shall again be available for future Awards under the Plan. If a Participant pays for any Award through the delivery of previously held or acquired Shares, the number of Shares available under the Plan shall be increased by the number of Shares delivered by the Participant.

Section 6. Awards

(a) Types of Awards. The Committee may, in its sole discretion, make Awards of one or more of the following: Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Other Stock-Based Awards.

(b) Award Agreements. Each Award made under the Plan shall be evidenced by a written Award Agreement between the Participant and the Company, and no Award shall be valid without any such Award Agreement. The terms and conditions of an Award and Award Agreement may vary among Participants and among different Awards granted to the same Participant. An Award shall, except to the extent otherwise provided in an applicable Award

Agreement, be subject to all applicable terms and conditions of the Plan and to any other terms and conditions that the Committee in its sole discretion deems appropriate for inclusion in the Award Agreement (including, without limitation, provisions for the forfeiture of or restrictions on resale or other disposition of Shares acquired under any Award; provisions giving the Company the right to repurchase Shares acquired under any Award in the event the Participant elects to dispose of such shares; subject to Section 409A of the Code, provisions allowing the Participant to elect to defer the receipt of payment in respect of Awards for a specified period or until a specified event; provisions requiring the Participant to become a party to the Stockholders Agreement, if any, as a condition of the Award; and provisions to comply with Federal and state securities laws and Federal and state tax withholding requirements); provided, however, that such terms and conditions shall not be inconsistent with the Plan. Unless an Award Agreement specifically states otherwise, in the event of any conflict between the provisions of the Plan and any Award Agreement, the provisions of the Plan shall prevail. Each Award Agreement shall provide, in addition to any terms and conditions required to be provided in such Award Agreement pursuant to any other provision of this Plan, the following terms:

(i) the number of Shares subject to the Award, if any, which number shall be subject to adjustment in accordance with Section 11(a) of the Plan or as provided in the Award Agreement;

(ii) the consequences of the Participant’s termination of Service with the Company or any Subsidiary or Affiliate; and

(iii) the dates and events on which all or any installment of the Award shall be vested and/or exercisable, and non-forfeitable.

(c) No Rights as a Shareholder. Except as otherwise provided in the Plan or an Award Agreement, a Participant, or a transferee of a Participant, shall have no rights as a shareholder with respect to any Shares covered by an Award until the Participant becomes the record holder of such Shares.

(d) Awards Subject to Stockholders Agreement. As a condition of the grant, exercise or settlement of an Award, the Committee may require a Participant to execute and deliver to the Company a joinder to the Stockholders Agreement, if any, in a form provided by the Company. If the Committee exercises its authority under this Section 6(d) and determines that a Participant is required to execute and deliver to the Company a joinder to the Stockholders Agreement and if such Participant fails to execute or to deliver to the Company such Stockholders Agreement, the Award shall, in the sole discretion of the Committee, be null and void or paid in a form other than Shares.

Section 7. Options

(a) Option Agreement. The Committee may, in its sole discretion, grant Options. All Options will be Nonqualified Stock Options. Each Award Agreement evidencing an Award of Options shall contain the following information, which, except as otherwise provided below, shall be determined by the Committee, in its sole discretion:

(i) the exercise price of an Option, as determined by the Committee at the time of grant, provided, however, that the exercise price shall not be less than 100% of the Fair Market Value of a Share subject to such Option on the date of grant;

(ii) the dates and events when all or any installment of the Option becomes exercisable; and

(iii) the term of each Option (including the circumstances under which such Option will expire prior to the stated term thereof and the effect of termination of a Participant’s Service), which shall not exceed 10 years from the date of grant, subject to the Committee’s authority to extend the term of any Award, as provided in Section 4(b) of the Plan.

(b) Method of Exercise.

(i) General Rule. Except as otherwise provided in the Plan or any Award Agreement, an Option may be exercised for all or any part of the Shares for which such Option is then exercisable by such methods and procedures as the Committee determines from time to time. Except as otherwise provided in this Section 7(b) or in the applicable Award Agreement, a Participant shall exercise an Option by delivery of written notice to the Company setting forth the number of Shares with respect to which the Option is to be exercised, together with cash or a personal check or bank draft in the amount equal to the sum of the exercise price for such Shares. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(ii) Surrender of Shares. Notwithstanding Section 7(b)(i) of the Plan, the Committee in its sole discretion may permit (by providing in an applicable Award Agreement or otherwise) payment of all or any portion of the exercise price and/or of any withholding taxes due in connection with an exercise to be made by surrendering Shares that are already owned by the Participant. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the Option is exercised.

(iii) Net Exercise. Notwithstanding Section 7(b)(i) or Section 7(b)(ii) of the Plan, the Committee in its sole discretion may permit (by so providing in an applicable Award Agreement or otherwise), payment of all or any portion of the exercise price and/or of any withholding taxes due in connection with an exercise to be made by reducing the number of Shares otherwise deliverable pursuant to the Option by the number of such Shares having a Fair Market Value equal to the exercise price or by some other form of net physical settlement or method of cashless exercise as determined by the Committee.

(iv) Exercise of Discretion. Should the Committee exercise its discretion to permit the Participant to pay the purchase price under an Award in whole or in part in accordance with Section 7(b)(ii) or Section 7(b)(iii) above, it shall not be bound to permit such method of payment for the remainder of any such Option (unless otherwise provided in the Award Agreement) or with respect to any other Award or Participant under the Plan.

Section 8. Stock Appreciation Rights

(a) Generally. The Committee may, in its sole discretion, grant Stock Appreciation Rights, including a grant of Stock Appreciation Rights in tandem with any Option. A Stock Appreciation Right is a right to receive, upon exercise, a payment in cash, Shares, other property or a combination thereof of an amount equal to the excess of (i) the Fair Market Value of a number of Shares subject to the Stock Appreciation Right on the date the right is exercised over (ii) the Fair Market Value of such Shares on the date the right is granted. If a Stock Appreciation Right is granted in tandem with an Option, such tandem Stock Appreciation Right shall be exercisable only to the extent the related Option is exercisable and shall expire no later than the expiration of the related Option. Upon the exercise of all or a portion of such tandem Stock Appreciation Right, a Participant shall be required to forfeit the right to purchase an equivalent portion of the related Option upon the exercise of all or a portion of the related Option, a Participant shall be required to forfeit the right to receive payment with respect to an equivalent portion of the tandem Stock Appreciation Right.

(b) Stock Appreciation Rights Award Agreement. Each Award Agreement evidencing an Award of Stock Appreciation Rights shall contain the following information, which shall be determined by the Committee, in its sole discretion:

(i) the grant price of the Shares above which a Participant shall be entitled to share in the appreciation in the value of such Shares, provided that such grant price shall not be less than 100% of the Fair Market Value of such Shares on the date of grant;

(ii) the dates and events when all or any installment of the Stock Appreciation Rights become exercisable;

(iii) the term of each Stock Appreciation Right (including the circumstances under which such Stock Appreciation Right will expire prior to the stated term thereof and the effect of termination of a Participant’s Service), provided that the term shall not exceed 10 years from the date of grant, subject to the Committee’s authority to extend the term of any Award, as provided in Section 4(b) of the Plan.

(c) Method of Exercise. A Participant may exercise a Stock Appreciation Right by filing an irrevocable written notice with the Committee or its designee, specifying the number of Shares subject to the Stock Appreciation Right to be exercised.

Section 9. Restricted Stock and Restricted Stock Units

(a) Restricted Stock. An Award of Restricted Stock is a grant by the Company of a specified number of Shares to the Participant, which are subject to forfeiture until the expiration of the Restricted Period set forth in the applicable Award Agreement, and other restrictions on transfer, set forth therein.

(i) Stock Certificate. Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued and, if it so determines, deposited together with stock powers with an escrow agent designated by the Committee, which may be the Company, pending the release of the applicable restrictions.

If an escrow arrangement is used, the Committee may cause the escrow agent to issue to the Participant a receipt evidencing any stock certificate held by it registered in the name of the Participant. Until the lapse of all restrictions with respect to Restricted Stock, each stock certificate representing Restricted Stock awarded under the Plan shall bear a legend substantially in the form of the following as well as any other information the Company deems appropriate:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY NON-U.S. OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OF THE UNITED STATES AND THE SECURITIES REGULATORY AUTHORITIES OF APPLICABLE STATES OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE OR PURSUANT TO A WRITTEN OPINION OF COUNSEL FOR THE COMPANY (OR SUCH OTHER EVIDENCE AS IS REASONABLY ACCEPTABLE TO THE COMPANY) THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A “TRANSFER”) AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE STOCKHOLDERS AGREEMENT, DATED [            ], 2010, BY AND AMONG THE COMPANY AND THE STOCKHOLDERS NAMED THEREIN, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY’S PRINCIPAL OFFICE. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE STOCKHOLDERS AGREEMENT.

(ii) Restricted Stock Held in Escrow. The Committee may require the Participant to execute and deliver to the Company an escrow agreement satisfactory to the Committee and the appropriate blank stock powers with respect to the Restricted Stock covered by such agreement. In such case, if a Participant fails to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock powers, the Award shall be null and void.

(iii) Rights as a Shareholder. A Participant shall have no rights as a shareholder in respect of any Restricted Stock during the Restricted Period unless specifically provided in the applicable Award Agreement. Notwithstanding the foregoing, if permitted by governing corporate documents, the Committee, in its sole discretion, may, but is not required to, grant to a Participant in an Award Agreement the right to vote and/or collect or be credited with dividends in respect of such Restricted Stock during the Restricted Period and the terms and conditions of such rights shall be set forth in the applicable Award Agreement.

(iv) Delivery of Restricted Stock. Upon the expiration of the Restricted Period with respect to any Shares of Restricted Stock, the restrictions set forth in this Section 9 and in the applicable Award Agreement shall be of no further force or effect with respect to such Shares, except as set forth in the applicable Award Agreement. If an escrow an arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the stock certificate evidencing the Shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share).

(v) Section 83(b) Elections on Restricted Stock. A Participant shall indicate to the Company whether the Participant intends to make an election under Section 83(b) of the Code with respect to any Shares of Restricted Stock.

(b) Restricted Stock Units. An Award of Restricted Stock Units is a grant by the Company of a specified number of units, which shall each on the date of grant represent one Share credited to a notional account maintained by the Company, with no Shares actually awarded to the Participant in respect of such units until the Restricted Period expires or the Restricted Stock Units otherwise settle in accordance with the applicable Award Agreement. Restricted Stock Units awarded to any Participant shall be subject to forfeiture upon termination of employment prior to the expiration of the Restricted Period, except as otherwise provided in the applicable Award Agreement. To the extent such Restricted Stock Units are forfeited for any reason, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company, including in connection with the termination of the Participant’s Service.

(i) Rights as a Shareholder. A Participant shall have no rights as a shareholder in respect of any Restricted Stock Units during the Restricted Period unless specifically provided in the applicable Award Agreement. Notwithstanding the foregoing, if permitted by governing corporate documents, the Committee, in its sole discretion, may, but is not required to, grant to a Participant the right to vote Shares corresponding to the Restricted Stock Unit.

(ii) Dividend Equivalent Rights. At the discretion of the Committee, or as provided in the applicable Award Agreement, each Restricted Stock Unit may be entitled to Dividend Equivalent Rights.

(iii) Settlement of Restricted Stock Units. Unless an applicable Award Agreement provides otherwise, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, all securities and other property (if any) that then correspond to such outstanding Restricted Stock Units, provided, however, that (unless otherwise provided in an applicable Award Agreement) the Committee retains the discretion to determine whether the Restricted Stock Units shall be settled in Shares, in cash equal to the value of the Shares that would otherwise be distributed in settlement of such units, other property or any combination of the foregoing. The Committee may, in its discretion, permit Participants to defer settlement of Restricted Stock Units, provided that any such deferral shall comply with the requirements of, and shall not result in the imposition of any excise or penalty tax under, Section 409A of the Code.

(c) Terms of Restricted Stock Awards and Restricted Stock Units. Each Award Agreement evidencing an Award of Restricted Stock or Restricted Stock Units shall contain the following information, which shall be determined by the Committee, in its sole discretion:

(i) the Restricted Period;

(ii) the number of Shares of Restricted Stock or the number of Restricted Stock Units; and

(iii) such other provisions as the Committee shall determine.

(d) Termination of Service. Unless otherwise provided in the applicable Award Agreement, unvested Restricted Stock and Restricted Stock Units shall be forfeited upon a Participant’s termination of Service.

(e) Removal of Restrictions. The Committee shall have the authority to, at any time, remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units, including, without limitation, whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock or Restricted Stock Units are granted, such action is appropriate.

Section 10. Other Stock-Based Awards

The Committee, in its sole discretion, may grant Awards of Shares and Awards that are valued, in whole or in part, by reference to, or are otherwise based on, the Fair Market Value of Shares (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, (i) the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of Service, (ii) the occurrence of an event and/or (iii) the attainment of performance objectives (as provided in Schedule A attached hereto). Subject to the provisions of the Plan, the Committee shall determine (i) to whom and when Other Stock-Based Awards will be granted, (ii) the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards, (iii) whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares, and (iv) all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof, provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable and provisions addressing whether any voting or dividend rights shall attach to such Awards).

Section 11. Adjustment of Shares

(a) General. Except to the extent that different provisions apply under an applicable Award Agreement, in the event that there shall be any extraordinary distribution (whether in the form of cash, Common Stock, securities or other property), stock dividend, extraordinary cash dividend, recapitalization, reclassification stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, Common Stock exchange or other similar transaction or event, the number and kind of Shares, in the aggregate, reserved for issuance or with respect to which Awards may be made under this Plan shall be adjusted to reflect such event, and the Committee shall make appropriate and equitable adjustments to Awards under the Plan that are affected by such event, including, without limitation, as to the number, exercise price, class and kind of Shares subject to Awards, the Award price per share or other consideration subject to the Awards. Except to the extent that different provisions apply under an applicable Award Agreement, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in the preceding sentence) affecting the Company or its financial statements or those of any Subsidiary or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan and the Award. The determination of the Committee regarding any adjustment will, to the extent reasonable and made in good faith, be final and conclusive.

(b) Other Corporate Transactions. Upon a Change of Control, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies, or unless the Committee shall have provided otherwise in an applicable Award Agreement, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding Awards, including without limitation the following (or any combination thereof):

(i) the continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving corporation) or by the surviving corporation or its parent;

(ii) the substitution by the surviving corporation or its parent of stock awards with substantially the same terms for such outstanding Awards;

(iii) the acceleration of the vesting of or right to exercise such outstanding Awards immediately prior to or as of the date of the Change of Control, and the expiration of such outstanding Awards to the extent not timely exercised or purchased by the date of the Change of Control or other date thereafter designated by the Committee; or

(iv) the cancellation of all or any portion of such outstanding Awards for a cash payment and/or such other property paid as consideration to holders of Shares in the Change of Control having an aggregate value (A) in the case of Awards other than Options and Stock Appreciation Rights, equal to the Fair Market Value of the Shares subject to such outstanding Awards or portion thereof being canceled and (B) in the case of Options and Stock Appreciation Rights, equal to the excess, if any, of the Fair Market Value of the Shares subject to such outstanding Awards or portion thereof being canceled over the exercise price or grant price, as applicable, with respect to such Options and Stock Appreciation Rights or portion thereof being canceled (and, for the avoidance of doubt, if there is no such excess, such Options and Stock Appreciation Rights shall be cancelled without any payment therefor).

(c) No Other Rights. Except as expressly provided in the Plan or an Award Agreement, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to any Award.

(d) Savings Clause. No provision of this Section 11 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.

Section 12. Securities Law Requirements

(a) Shares and Awards shall not be issued under the Plan unless the issuance and delivery of such Shares and any Awards comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Exchange Act, the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. Except as set forth in an Award Agreement, the Company shall not be obligated to file any registration statement under any applicable securities laws to permit the purchase or issuance of any Shares or any Awards under the Plan, and, accordingly, any certificates for Shares or documents granting Awards may have an appropriate legend or statement of applicable restrictions endorsed thereon. If the Company deems it necessary to ensure that the issuance of securities under the Plan is not required to be registered under any applicable securities laws, each Participant to whom such security would be purchased or issued shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company reasonably determines necessary or appropriate to satisfy such requirements.

(b) The exercise of any Option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Shares pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded (which determination shall be made reasonably and promptly). The Company may, in its reasonable discretion, defer the effectiveness of an exercise of an Option hereunder or the issuance or transfer of Shares pursuant to any Award pending or to ensure compliance under federal or state securities laws or the rules or regulations of any exchange on which the shares are then listed for trading. The Company shall promptly inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option or the issuance or transfer of Shares pursuant to any Award. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

Section 13. Compliance with Section 409A of the Code

To the extent applicable, notwithstanding anything herein to the contrary, this Plan and Awards issued hereunder are intended not to be governed by or to be in compliance with Section 409A of the Code. To the extent applicable, the Plan and the Awards granted under the Plan shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the effective date of the Plan. Notwithstanding any provision of the Plan to the contrary but subject to the terms of any applicable Award Agreement, in the event that the Committee reasonably determines that any Shares issued or amounts payable hereunder will be taxable to a Participant under Section 409A of the Code and related Department of Treasury guidance, prior to delivery to such Participant of such Shares or payment to such Participant of such amount, the Company may (a) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee reasonably determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (b) take such other actions as the Committee reasonably determines necessary or appropriate to avoid or limit the imposition of an additional tax under Section 409A of the Code.

Section 14. Duration and Amendments

(a) Term of the Plan. The Plan, as set forth herein, shall become effective on the effective date of the Plan of Reorganization (the “Effective Date”). The Plan shall terminate automatically on the day preceding the tenth anniversary of its adoption by the Board unless earlier terminated pursuant to subsection (b) below.

(b) Amendment, Modification, Suspension, and Termination of Plan. The Board may amend, alter, modify, suspend, discontinue or terminate the Plan or any portion thereof or any Award thereunder at any time; provided that no such amendment, alteration, modification, suspension, discontinuation or termination shall be made (i) without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan and (ii) unless otherwise provided in the applicable Award Agreement, without the consent of the Participant, if such action would materially diminish any of the rights of any Participant under any Award theretofore granted to such Participant under the Plan; provided, however, the Committee may amend the Plan, any Award or any Award Agreement in such manner as it deems necessary to comply with applicable laws and as set forth in Section 13 of the Plan. The termination of the Plan shall not affect any Awards outstanding on the termination date and shall stay in effect to the extent necessary to administer any remaining obligations in respect of outstanding Awards under the Plan.

Section 15. General Terms

(a) Termination for Cause. Unless otherwise set forth in the applicable Award Agreement, all Awards, whether vested or unvested, shall be forfeited upon a Participant’s termination for Cause. Unless otherwise set forth in the applicable Award Agreement or the Stockholders Agreement, if any, Shares issued with respect to any Award granted under the Plan shall be forfeited for no consideration upon a Participant’s termination of Service for Cause. In the case of Restricted Stock, if some or all of the Shares of Restricted Stock are forfeited under this Section 15(a) or under the applicable Award Agreement, then, to the extent such Shares are forfeited, the stock certificates shall be returned to the Company, and rights, if any, of the Participant to such Shares and as a shareholder shall terminate without further obligation on the part of the Company.

(b) Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein and without limiting any other rights and remedies of the Company, and except to the extent that the applicable Award Agreement contains different terms, if the Participant, while employed by or providing services to the Company or any Subsidiary or Affiliate or after termination of such employment or service (i) violates a non-competition, non-solicitation or non-disclosure covenant or agreement applicable to the Participant or (ii) engages in fraud or other misconduct that contributes materially to any financial restatement or material loss, the Committee may in its sole discretion cancel any Award held by such Participant or require the Participant to forfeit or to repay to the Company any gain realized on the vesting or exercise of such Award.

(c) No Retention Rights; No Right to Incentive Award. Nothing in the Plan, any Award Agreement or in any Award granted under the Plan shall confer upon a Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary or Affiliate employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause. No person shall have any claim or right to receive an Award hereunder. The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant an Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

(d) Termination of Employment. Unless an applicable Award Agreement provides otherwise, for purposes of the Plan, a person who transfers from employment or Service with the Company to employment or Service with a Subsidiary or an Affiliate or vice versa shall not be deemed to have terminated employment or Service with the Company, Subsidiary or Affiliate.

(e) Settlement of Awards; Fractional Shares. Each Award Agreement shall set forth the form in which the Award shall be settled. The Committee shall determine whether fractional Shares shall be issued under the Plan, whether cash, Awards, other securities or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be rounded, forfeited or otherwise eliminated.

(f) Nontransferability of Awards. Unless otherwise determined by the Committee, an Award shall not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner by the Participant except in the event of the Participant’s death (subject to the applicable laws of descent and distribution) and any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance in violation of this Section 15(f) shall be void and unenforceable against the Company or any Subsidiary or Affiliate. An Award may be exercised, during the lifetime of a Participant, only by a Participant and an Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant. Any permitted transfer of the Awards to heirs or legatees of the Participant shall not be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer, the acceptance by the transferee or transferees of the terms and conditions of the Plan and the Award and agreement to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.

(g) Conditions and Restrictions on Shares. Any Shares issued under the Plan shall be subject to such vesting and special forfeiture conditions, repurchase rights, call rights, put rights, rights of first offer and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Award Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

(h) Withholding Requirements. Subject to the terms of an applicable Award Agreement, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state and local taxes, whether domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. If a Participant does not remit a required payment to the Company, the Company may offset any payments due to the Participant with any amounts owed to the Company. The Committee may, in its sole discretion (by so providing in the applicable Award Agreement or otherwise), permit a Participant to satisfy the withholding requirement, in whole or in part, by (i) electing that the Company withhold from the Shares otherwise issuable to a Participant under an Award, a number of Shares that have a Fair Market Value equal to the required withholding amount or (ii) surrendering shares that are owned by the Participant and that have been held by the Participant for at least six months, that are in good form for transfer and that have an aggregate Fair Market Value equal to the required tax withholding amount or (iii) to satisfy the withholding requirement, in whole or in part, by such other method that the Committee determines in its sole discretion is appropriate and sets forth in the Award Agreement. Notwithstanding the foregoing, the Participant shall not be permitted to surrender shares in payment of any portion of the tax withholding amount if such action would cause the Company or any Subsidiary to recognize a compensation expense, or additional compensations expense, with respect to the applicable Award for financial reporting purposes, unless the Committee consents thereto.

(i) Unfunded Plan. Participants shall have no right, title or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, nor a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the rights of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

(j) No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer, director or consultant of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act or determination in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles or Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(k) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so relied, acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any person or persons other than himself

(l) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary except as otherwise specifically provided in such other plan.

(m) Expenses. The expenses of administering the Plan shall be borne by the Company and Subsidiaries or Affiliates.

(n) Nonexclusivity of the Plan. The adoption of this Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(o) Severability. If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law reasonably deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws with a view to preserving both the rights of the Company and the rights and benefits of any Participant under any outstanding Award Agreement.

(p) Choice of Law. The Plan shall be governed by, and construed in accordance with, the laws of the state of Delaware without regard to the principles of conflicts of laws thereof, or principles of conflicts of laws of any other jurisdiction, in each case, which could cause the application of the laws of any jurisdiction other than such state.

(q) Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.

(r) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

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Schedule A

1. Performance Awards. If the Committee exercises its discretion to grant Awards subject to the attainment of performance objectives pursuant to Section 10 of the Plan, such Awards may be either Performance Units or Performance Shares, as set forth in this Schedule A (each a “Performance Award”), and the terms and conditions of which shall include, but are not limited to, the following:

(a) Performance Units or Performance Shares. The terms and conditions of a Performance Award shall be set forth in an Award Agreement. Each Award Agreement shall specify the number of Performance Shares or Performance Units to which the Performance Award relates, the Performance Objectives which must be satisfied in order for the restrictions to lapse or for the shares to vest, as applicable, and the Performance Cycle within which such Performance Objectives must be satisfied. With respect to Performance Shares, the Award Agreement may also require that an appropriate legend be placed on Share certificates.

i. Performance Units. Performance Units may be denominated in Shares or a specified dollar amount and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle, represent the right to receive payment, as provided in Section 1(b) of this Schedule A, of (i) in the case of Share-denominated Performance Units, the Fair Market Value of a Share on the date the Performance Unit was granted, the date the Performance Unit became vested or any other date specified by the Committee; (ii) in the case of dollar-denominated Performance Units, the specified dollar amount; or (iii) a percentage (which may be more than 100%) of the amount described in clause (i) or (ii) depending on the level of Performance Objective attainment; provided, however, that, the Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit. Subject to Section 1(d)(iii) of this Schedule A, a Participant shall become vested with respect to the Participant’s Performance Units to the extent that the Performance Objectives set forth in the Award Agreement are satisfied for the Performance Cycle.

ii. Performance Shares. The Committee shall provide in the Award Agreement with respect to Performance Shares the number of actual Shares represented by such Award; provided, however, that no Performance Shares shall be issued until the Participant has executed an Award Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Performance Shares. If a Participant shall fail to execute the Award Agreement evidencing an Award of Performance Shares, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with an Award of Performance Shares shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Except as restricted by the terms of the applicable Award Agreement, upon delivery of the Shares to the escrow agent, the Participant shall have, in the discretion of the Committee, all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares. Subject to Sections 1(d)(iii) of this Schedule A, and to the extent that the Performance Objectives set forth in the applicable Award Agreement are satisfied for the Performance Cycle, restrictions upon Performance Shares awarded hereunder shall lapse and such Performance Shares shall become vested at such time or times and on such terms, conditions and satisfaction of Performance Objectives as the Committee may, in its discretion, determine at the time the Award is granted.

(b) Payment of Awards. Subject to Section 1(d)(iii) of this Schedule A, payment to Participants in respect of vested Performance Awards shall be made as soon as practicable after the last day of the Performance Cycle to which such Performance Award relates unless the Award Agreement provides for the deferral of payment, in which event the terms and conditions of the deferral shall be set forth in the Award Agreement. Subject to Section 11(b) of the Plan, such payments may be made entirely in Shares valued at their Fair Market Value, entirely in cash, or in such combination of Shares and cash as the Committee in its discretion shall determine at any time prior to such payment; provided, however, that if the Committee in its discretion determines to make such payment entirely or partially in Shares of Restricted Stock, the Committee must determine the extent to which such payment will be in Shares of Restricted Stock and the terms of such Restricted Stock at the time the Performance Award is granted.

(c) Delivery of Shares. Upon the vesting of Performance Awards awarded hereunder, for Performance Awards settled in Shares, the Committee shall cause a stock certificate to be delivered to the Participant with respect to such Shares, free of all restrictions hereunder.

(d) Performance Objectives.

i. Establishment. Performance Objectives for Performance Awards may be expressed in terms of (i) revenue, (ii) earnings per Share, (iii) net income per Share, (iv) Share price, (v) pre-tax profits, (vi) net earnings, (vii) net income, (viii) operating income, (ix) cash flow, (x) earnings before interest, taxes, depreciation and amortization (EBITDA), (xi) sales, (xii) total stockholder return relative to assets, (xiii) total stockholder return relative to peers, (xiv) financial returns (including, without limitation, return on assets, return on equity and return on investment), (xv) cost reduction targets, (xvi) customer satisfaction, (xvii) customer growth, (xviii) employee satisfaction, (xix) any combination of the foregoing, or (xx) such other criteria as the Committee may determine. Performance Objectives may be in respect of the performance of the Company, any of its Subsidiaries, any of its divisions or any combination thereof. Performance Objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The Performance Objectives with respect to a Performance Cycle shall be established in writing by the Committee by the earlier of (x) the date on which a quarter of the Performance Cycle has elapsed or (y) the date which is ninety (90) days after the commencement of the Performance Cycle, and in any event while the performance relating to the Performance Objectives remain substantially uncertain.

ii. Effect of Certain Events. At the time of the granting of a Performance Award, or at any time thereafter, the Committee may provide for the manner in which performance will be measured against the Performance Objectives (or may adjust the Performance Objectives) to reflect losses from discontinued operations, extraordinary, unusual or nonrecurring gains and losses, the cumulative effect of accounting changes, acquisitions or divestitures, core process redesign, structural changes/outsourcing, foreign exchange impacts, the impact of specified corporate transactions, accounting or tax law changes and other extraordinary or nonrecurring events.

iii. Determination of Performance. Prior to the vesting, payment or settlement of any Performance Award, the Committee will certify in writing that the applicable Performance Objectives have been satisfied to the extent necessary for such Performance Award. Unless otherwise set forth in an Award Agreement, a Performance Award may be reduced at any time before payment.

(e) Effect of Certain Corporate Events. Section 11 of the Plan shall apply to Performance Awards in the same manner as other Awards granted pursuant to the Plan.